                                                                   EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Inamed Corporation and Subsidiaries
New York, NY


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated January 21, 2000 except with respect to note 5(c), which is as of February 1, 2000, relating to the consolidated financial statements and schedule of Inamed Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
New York, NY


June 6, 2000